The following certification is provided by the undersigned Principal Executive Officer and Principal Financial Officer of Registrant on the basis of such officers knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Certification

In connection with the Series One Annual Report of American Growth Fund, Inc. (the Registrant) on Form N-CSR for the 12 months ended July 31, 2016, as filed with the Securities and Exchange Commission on September 29, 2016 (the Report), we, Timothy E. Taggart, Principal Financial Officer of the Registrant, and Michael L Gaughan, Corporate Secretary of the
Registrant hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.




/s/ Timothy E. Taggart
Principal Financial Officer of American Growth Fund, Inc.


/s/ Michael L. Gaughan
Corporate Secretary of American Growth Fund, Inc.